EXHIBIT INDEX

8.6 Copy of Participation Agreement by and among Evergreen Variable Annuity Trust and American Enterprise Life Insurance Company, dated July 15, 2000.

9. Opinion of counsel and consent to its use as to the legality of the securities being registered.

10.1 Consent of Independent Auditors for American Express New Solutions Variable Annuity.

10.2 Consent of Independent Auditors for American Express Innovations Variable Annuity.

15.1 Power of Attorney to sign Amendments to this Registration Statement, dated April 25, 2001.

15.2 Power of Attorney to sign Amendments to this Registration Statement, dated April 9, 2002.